UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2010

CHINA MEDIAEXPRESS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33746	20-8951489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2805, Central Plaza, Wanchai Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   +852 2827 6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On January 12, 2010, China MediaExpress Holdings, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”), with Starr Investments Cayman II, Inc. (“Starr”). Under this agreement, Starr will, subject to various terms and conditions, purchase from the Company 1,000,000 shares of Series A Convertible Preferred Stock, par value US$0.001 (the “Purchased Shares”), and warrants (the “Purchased Warrants”) to purchase 1,545,455 shares of the Common Stock, par value US$0.001, of the Company (“Common Stock”), for an aggregate purchase price of US$30,000,000. Concurrently, certain shareholders of the Company will transfer (the “Share Transfer”) 150,000 shares of Common Stock to Starr for no additional cash consideration (the “Transferred Shares”)

Further details regarding these agreements and transactions are set forth below.

Purchase Agreement

The Purchased Shares Purchase

On January 12, 2010, the Company entered into the Purchase Agreement with Starr and certain of the Company’s controlling stockholders, pursuant to which Starr will, subject to the terms and conditions contained therein, purchase the Purchased Shares and the Purchased Warrants for an aggregate purchase price of $30.0 million. The terms of the Purchased Shares will be set forth in the Certificate of Designations described below. The purchase of the Purchased Shares will close no later than the fifth business day following satisfaction or waiver of all of the closing conditions set forth in the Purchase Agreement.

Governance Arrangements

Pursuant to the Purchase Agreement and the Certificate of Designations, Starr will be entitled to designate one individual to the Company’s board of directors. Starr will continue to be able to designate a director under the terms of the Purchase Agreement and the Certificate of Designations so long as Starr beneficially owns at least 3% of the Company’s Common Stock on a fully-diluted and as converted basis.

In addition, until the earlier of the date on which Starr no longer beneficially owns at least 3% of the Company’s Common Stock on a fully-diluted and as converted basis, the Company will not adopt or make, without the affirmative vote or consent of the holders of at least a majority of the outstanding Purchased Shares voting as a separate class, given in person or by proxy, either in writing or at a meeting:

•	any amendment of its Certificate of Incorporation or Bylaws of the Company or any subsidiary in a manner adverse to the rights, preferences or privileges of the Purchased Shares;

•	increase or decrease the total number of authorized Purchased Shares; or

•	any amendment of the agreements pursuant to which it controls its operating entities in the People’s Republic of China (“PRC”).

Lock-Up and Transfer Restrictions

For the six-month period from the closing of the issuance of the Purchased Shares, Starr will not be permitted to transfer or otherwise dispose of its interest in the Purchased Shares, Purchased Warrants or Transferred Shares or in any shares of Common Stock issued upon conversion of the Purchased Shares or exercise of the Purchased Warrants (other than to its permitted transferees or pursuant to certain other customary exceptions).

Preemptive Rights

For so long as Starr continues to beneficially own 3% or more of the Company’s Common Stock on a fully-diluted and as converted basis, it will have customary preemptive rights in the event the Company offers securities to any person to purchase an amount of securities in the offering in proportion to the percentage of the Company’s Common Stock on a fully-diluted and as converted basis held by Starr at the time of the offering.

Closing Conditions

Appointment of Director

The closing of the issuance of the Purchased Shares is conditioned upon the Starr board member nominee being appointed and Starr receiving satisfactory evidence of such appointment.

Receipt of Transferred Shares

The closing of the issuance of the Purchased Shares is conditioned upon Starr receiving the Transferred Shares.

Other Closing Conditions

The closing of the issuance of the Purchased Shares is also subject to satisfaction or waiver of other customary conditions, including compliance with covenants and the accuracy of representations and warranties provided in the Purchase Agreement, including that no material adverse effect shall have occurred with respect to the Company prior to the closing of the issuance of the Purchased Shares and that the Company shall have adopted a program with respect to compliance with the US Foreign Corrupt Practices Act and the NYSE Amex LLC having approved the Company’s application to list additional shares in connection with the transaction.

Post-Closing Covenants

After the closing, the Company is obligated to, among other things, within 3 months (a) effect the transfer of certain of the assets held in the PRC to other companies controlled by it in the PRC and enter into licensing arrangements with respect thereto, and (b) amend the terms of the agreements pursuant to which it controls its operating entities in the PRC to the reasonable satisfaction of Starr, seek approval from the State Administration for Radio and Television for the broadcasting of certain video programming not later than December 31, 2010 and implement a program regarding compliance with the US Foreign Corrupt Practices Act not later than April 30, 2010.

Termination

The Purchase Agreement may be terminated at any time prior to closing in certain circumstances, including:

•	by mutual written consent of Starr and the Company;

•	by either party if any governmental entity shall have taken action prohibiting any of the contemplated transactions; or

•
by either party if the other party is in breach of, or has failed to comply with, any of its representations, warranties or covenants, and such breach or failure to comply is not curable, or has not been cured within 10 days of receipt of notice thereof.

Fees and Expenses

Upon the closing of the issuance of the Purchased Shares, the Company will pay up to $200,000 of the reasonable fees and expenses of Starr associated with the transaction incurred through the earlier of the closing or the termination of the Purchase Agreement.

Survival

The Purchase Agreement contains customary representations and warranties. Certain of these representations and warranties will survive for 36 months following the closing.

Purchased Warrants

General

The Purchased Warrants entitle the holder thereof to purchase up to 1,545,455 shares of the Company’s Common Stock at an exercise price of $6.47 per share at any time prior to the fifth anniversary of the date of issuance.  The Purchased Warrants contain customary anti-dilution adjustment provisions and may be exercised for cash or cancellation of indebtedness owed to the holder by the Company.  The Purchased Warrants may be redeemed by the Company for $.01 per Purchased Warrant if at any time the closing price of the Company’s Common Stock is greater than or equal to $14 for a period of 20 trading days over any 30 consecutive trading days.

Certificate of Designations

General

The Company does not currently have any shares of preferred stock issued and outstanding, and, therefore, the Purchased Shares will be the Company’s most senior equity security. The Purchased Shares will be convertible into shares of the Company’s common stock at the rates described below. The Purchased Shares have no stated maturity; however, the shares of Purchased Shares automatically convert to Common Stock on the fourth anniversary of their issuance.

Ranking

The Purchased Shares will have an initial liquidation preference of $30 per share and will rank senior to the Company’s Common Stock and any other stock that ranks junior to the Purchased Shares with respect to distributions of assets upon the liquidation, dissolution or winding up of the Company.

The shares of Purchased Shares will be equity interests in the Company and will not constitute indebtedness. In the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, its indebtedness will effectively rank senior to the Purchased Shares, and the holders of the indebtedness will be entitled to the satisfaction of any amounts owed to them prior to the payment of the then applicable liquidation preference of any capital stock, including the Purchased Shares.

Liquidation Rights

If the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, each holder of the Purchased Shares will be entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the Company’s Common Stock or any of our other shares of stock ranking junior as to such a distribution to the Purchased Shares, a liquidating distribution in the amount that is the greater of (a) the aggregate liquidation preference of all such holder’s shares of Purchased Shares plus any accrued but unpaid dividends thereon and (b) the amount such holder would receive as a holder of Common Stock assuming the prior conversion of each of its Purchased Shares.

In any such distribution, if the Company’s assets are not sufficient to pay the liquidation preferences in full to all holders of the Purchased Shares, the amounts paid to the holders of Purchased Shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of Purchased Shares means the initial liquidation preference of $30 plus any dividends paid by increasing the liquidation preference of the shares of Purchased Shares plus any accrued but unpaid dividends. If the liquidation preference has been paid in full to all holders of the Purchased Shares then the holders of the Company’s other stock shall be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.

Dividends

No dividends will accrue on the Purchased Shares.

Conversion; Anti-Dilution Adjustments

Each Purchased Share will be convertible into the Company’s Common Stock in an amount equal to the then applicable liquidation preference of the Purchased Shares (plus accrued and unpaid dividends) divided by the then applicable conversion price. The initial conversion price is $10 per share and is subject to customary anti-dilution adjustments for issuances of shares of Common Stock as a dividend or distribution on shares of the Common Stock.

 Automatic Conversion

In addition, (i) if at any time the closing price of the Company’s Common Stock is greater than or equal to $25 for a period of 20 consecutive trading days over any 30 consecutive trading days, (ii) if at any time the Company’s market capitalization exceeds $1.2 billion, or (iii) on the fourth anniversary of the issuance of the Purchased Shares, then the Company may cause the conversion of all or part of the Purchased Shares into common stock at the then applicable conversion price.

Voting Rights

The holders of the Purchased Shares will be entitled to vote upon all matters upon which holders of Common Stock have the right to vote, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. The holders of the Purchased Shares will be entitled to the number of votes as the number of shares of Common Stock as the Purchased Shares is convertible into, subject to a cap mandated by the NYSE Amex LLC as a result of the Purchased Shares being issued at a discount to the closing bid price of the Company’s Common Stock immediately prior to the execution of the Purchase Agreement.

In addition, until the earlier of the date on which Starr no longer beneficially owns at least 3% of the Company’s Common Stock on a fully-diluted and as converted basis, the Company will not adopt or make, without the affirmative vote or consent of the holders of at least a majority of the outstanding Purchased Shares voting as a separate class, given in person or by proxy, either in writing or at a meeting:

•	any amendment of its Certificate of Incorporation or Bylaws of the Company or any subsidiary in a manner adverse to the rights, preferences or privileges of the Purchased Shares;

•	increase or decrease the total number of authorized Purchased Shares; or

•	any amendment of the agreements pursuant to which it controls its operating entities in the PRC.

Investor Rights Agreement

Pursuant to the terms of an Investor Rights Agreement, Starr will have the right to purchase a pro-rata portion of any additional shares of capital stock proposed to be issued by the Company, and will have the right to join any of Mr. Cheng, Ou Wen Lin or Qingping Lin (the “Founding Stockholders”) in their sale of capital stock of the Company on a pro rata basis, in each case in proportion to Starr’s then current percentage of ownership of the issued and outstanding shares of Common Stock, on a fully diluted, as-if-converted basis.

The Founding Stockholders will be required to pay certain Performance Adjustment Amounts to Starr in the event the Company’s audited consolidated net profits (“ACNP”) for 2009, 2010 or 2011 are less than US$42,000,000, US$55,000,000 and US$70,000,000, respectively (each, a “Profits Target”). The Performance Adjustment Amount payable in any of 2009, 2010 or 2011 will be a fraction of US$343,462,957 proportionate to the amount by which the Company’s ACNP in such year falls short of the then applicable Profits Target. The Performance Adjustment Amounts will be payable in cash or stock, but only to the extent such stock, together with the shares of Common Stock acquired or acquirable as a result of Starr’s ownership of the Purchased Shares, the Purchased Warrants and the Transferred Shares, will not exceed 19.9% of the total number of shares of Common Stock issued and outstanding as of the date of the Purchase Agreement.

As long as Starr owns at least 3% of the issued and outstanding shares of Common Stock, on a fully diluted, as-if-converted basis, it will also have the right (the “Put Right”) to require the Founding Stockholders to purchase its Purchased Shares and Common Stock held by Starr or issued upon the conversion of Purchased Shares or exercise of the Purchased Warrants if any of the following occurs: (1) the Company’s ACNP for 2012 is less than its ACNP for 2011; (2) the Company fails to achieve 50% of any Profits Target for any of 2009, 2010 or 2011; or (3) the Company, Thousand, Bright or any Founding Stockholder materially breaches any of the agreements in Sections 9 (Covenants) or 10 (Indemnification) of the Securities Purchase Agreement  or Sections 2 (Governance Matters), 3 (Restrictions on Transfer), 4 (Rights of First Offer), 5 (Tag-along), 6 (Performance-based Adjustment) or 9.2 (Compliance with Certificate of Designations) of the Investor Rights Agreement, and fails to cure such breach within 60 days following written notice of such breach by Starr.

In the event the Founding Stockholders do not comply with their obligation to purchase Starr’s shares under the put right or their obligations under Section 6 (Performance-based Adjustment) of the Investor Rights Agreement, Starr will have the right to require the Founding Stockholders to sell up to all of the Company’s capital stock directly or indirectly held by them to a third party pursuant to a managed sale process.

Registration Rights Agreement

The Common Stock owned by Starr from time to time will be entitled to registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) to be entered into between the Company and Starr. The Company is required to file one or more demand registration statements for an offering intended to result in net proceeds of at least $10 million to the selling stockholder or, in the alternative, an initial shelf registration statement covering the sale of such Common Stock from time to time for the benefit of Starr.  If the Company breaches certain of its obligations under the Registration Rights Agreement (including any of those related to the requirement to timely file registration statements and including the Common Stock issuable upon conversion of the Purchased Shares in any applicable registration statement), the Company will be obligated to pay liquidated damages, up to a maximum of 10% of Starr’s total investment.

Item 3.02  Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Purchase Agreement, the Company has agreed to sell to Starr the Purchased Shares and Purchased Warrants. The offer and sale of the shares of Purchased Shares and Warrants through the Securities Purchase Agreement are being made in reliance an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The terms of conversion of the Purchased Shares are set forth in Item 1.01 above. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

A copy of the Purchase Agreement, Certificate of Designations, Investor Rights Agreement, Registration Rights Agreement and Purchased Warrant are incorporated herein by reference and are filed as Exhibits 10.18, 3.3, 4.6, 4.7 and 4.8, respectively, to this Form 8-K. The description of the transactions contemplated by the Purchase Agreement, and our obligations under the Certificate of Designations, Investor Rights Agreement, Registration Rights Agreement and Purchased Warrant set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.3	Certificate of Designation
4.6	Investor Rights Agreement
4.7	Registration Rights Agreement
4.8	Purchased Warrant
10.18	Purchase Agreement
99.1	Press release dated January 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDIAEXPRESS HOLDINGS, INC.

Date: January 13, 2010	By:	/s/ Zheng Cheng
		Name:	Zheng Cheng
		Title:	Chief Executive Officer